Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-150350) and Form S-8 (Nos. 33-80871, 33-98148, 33-98150, 333-119829 and 333-129888) of Proliance International, Inc. of our report dated March 20, 2009 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/  BDO Seidman, LLP
Valhalla, NY
March 24, 2009